Exhibit 99.1

July 10, 2023

Liberty TripAdvisor Holdings to Conduct Quarterly Q&A Conference Call and Website Postings of Upcoming Media Appearances

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) (Nasdaq: LTRPA, LTRPB) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on Liberty Broadband Corporation’s second quarter earnings conference call. During this Q&A session, management will be accepting questions regarding Liberty Broadband Corporation and Liberty TripAdvisor. The conference call will be held on Friday, August 4th at 11:15 a.m. E.T. During the call, management may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call InComm Conferencing at (877) 407-3944 or +1 (412) 902-0038, passcode 13736991, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty TripAdvisor website at https://www.libertytripadvisorholdings.com/investors/news-events/ir-calendar to register for the webcast. Replays of the call will also be available on the Liberty TripAdvisor website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

Website Postings of Upcoming Media Appearances

Members of Liberty TripAdvisor management periodically appear on various public media platforms (including public appearances and interviews on television, radio, podcasts and social media) where they discuss Liberty TripAdvisor’s financial performance and outlook, as well as the operations and results of Liberty TripAdvisor’s businesses. Investors and members of the public may access this list of upcoming media engagements and ways to access these engagements, including whether a transcript or re-play of the appearance or interview will be available after it has occurred, on the Liberty TripAdvisor website at https://www.libertytripadvisorholdings.com/investors/news-events/ir-calendar. Liberty TripAdvisor will continue to issue press releases providing notice of all other speaking engagements (including conferences, Liberty TripAdvisor’s Investor Day and conference calls to discuss quarterly and annual results).

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB) consists of its subsidiary Tripadvisor. Tripadvisor is the world's largest travel platform, aggregating reviews and opinions from its community of travelers about accommodations, restaurants, experiences, airlines and cruises throughout the world.

Liberty TripAdvisor Holdings, Inc.
Shane Kleinstein, 720-875-5432

Source: Liberty TripAdvisor Holdings, Inc.